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                                                            EXHIBIT 10 (A) (20)

                               AMENDMENT NO. 22

                                      TO

                              THE UPS THRIFT PLAN



       WHEREAS, United Parcel Service of America, Inc. ("UPS") and its affiliated corporations established, effective July 14, 1960, the UPS Thrift Plan (the "Plan") for the benefit of their eligible employees in order to provide benefits to those employees upon their retirement, death or other separation from service; and

       WHEREAS, the Plan has been restated to incorporate Amendments No. 1 through 19, and has been submitted to the Internal Revenue Service on March 31, 1995, for purposes of receiving a favorable determination letter that considers the requirements of the Tax Reform Act of 1986, and the regulations promulgated thereunder; and

       WHEREAS, pursuant to the request of the Internal Revenue Service, it is proposed to incorporate language that comports with the requirements of Internal Revenue Code Section 401(m)(9), and the regulations promulgated thereunder, with regard to preventing "Multiple Use" of the alternative limitation;

       NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 16.1 of the Plan, the Plan is hereby amended in the following respects, effective January 1, 1989:

       1. Section 6.2(e) is amended by adding a new subparagraph (e)(4) to read as follows:

       "(4) 'Aggregate Limit' shall mean the sum of (i) 125 percent of the greater of the Average Deferral Percentage of the Non-highly Compensated Employees for the Plan Year or the Average Contribution Percentage of Non-highly Compensated Employees under the plan subject to Code section 401(m), for the Plan Year beginning with or within the Plan Year of the
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CODA and (ii) the lessor of 200% or two plus the lesser of such Average Deferral
Percentage or Average Contribution Percentage. 'Lesser' is substituted for 'greater' in '(i)', above, and 'greater' is substituted for 'lesser' after 'two plus the' in '(ii)' if it would result in a larger Aggregate Limit." and

       2. Section 6.2 is amended by adding new subparagraph (f) to read as follows:

       "(f) If one or more Highly Compensated Employees participate in this Plan and a plan maintained by the Employer or a Related Employer that contain a qualified cash or deferred arrangement (a "CODA"), as defined in Code Section 401(k)(2), and the sum of the Average Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose Average Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Contribution. The Average Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Average Deferral Percentage under any CODA maintained by the employer and Average Contribution Percentage test under the Plan have been made. Multiple use does not occur if either the Average Deferral Percentage or Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Deferral Percentage and Average Contribution Percentage of the Non-highly Compensated Employees."

       IN WITNESS WHEREOF, United Parcel Service of America, Inc. , based upon the action by the Board of Directors, has caused this amendment to the Plan to be executed this 16th day of December 1996.


ATTEST:                                UNITED PARCEL SERVICE OF AMERICA, INC.

/S/ JOSEPH R. MODEROW                  By: /S/ KENT C. NELSON
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Secretary                                  Chairman